POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of David J. Harris and Richard Fabietti his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all Registration Statements applicable to HSBC Investor Funds, HSBC Advisor Funds Trust and HSBC Investor Portfolios and any amendments or supplements thereto, including a registration statement of HSBC Investor Funds on Form N-14 in connection with the reorganization of the HSBC Investor Conservative Income Fund into the HSBC Investor Conservative Growth Fund, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the states, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                  Title                   Date


/s/ Richard A. Brealey                     Trustee                 June 12, 2007
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Richard A. Brealey


/s/ Alan S. Parsow                         Trustee                 June 12, 2007
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Alan S. Parsow


/s/ Thomas F. Robards                      Trustee                 June 12, 2007
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Thomas F. Robards


/s/ Larry M. Robbins                       Trustee                 June 12, 2007
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Larry M. Robbins


/s/ Michael Seely                          Trustee                 June 12, 2007
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Michael Seely


/s/ Stephen J. Baker                       Trustee                 June 12, 2007
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Stephen J. Baker